BRADLEY PHARMACEUTICALS, INC.
	                       		CONDENSED CONSOLIDATED
	                      		STATEMENTS OF OPERATIONS
	                           		(UNAUDITED)



                     			                              	Three Months Ended
		                                                          March 31,
                                                    		1998         		1997

Net sales                                      	  4,241,281  $   3,671,649
Cost of sales				                                 1,314,797        854,517
                                               ------------   ------------
				                                              2,926,484      2,817,132
						                                         ------------   ------------

Selling, general and
  administrative expenses                         1,970,327      1,946,149
Depreciation and amortization	                      273,434        405,688
Interest expense - net				                           42,167        111,862
                                               ------------   ------------
			                                               2,285,928      2,463,699

Income before
  income taxes                                      640,556        353,433

Income tax provision		 		                           237,000        141,000
						                                         ------------   ------------

Net income	                                   $     403,556  $     212,433
						                                         ============   ============

Net income
  per common share
           Basic		                           	$       	0.05 	$       	0.03
                                               ============   ============
           Diluted		                         	$       	0.04 	$       	0.03
						                                         ============   ============

Weighted average number
  of common shares
           Basic		 		                             8,466,000      8,087,000
                                               ============   ============
           Diluted                                9,316,000      8,106,000
						                                         ============   ============

           See Notes to Condensed Consolidated Financial Statements








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